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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                                 --------------



                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                     --------------------------------------


         Date of Report (Date of earliest event reported): May 8, 2000


                                 IMMUNOGEN, INC.
             (Exact name of registrant as specified in its Charter)


     Massachusetts                  0-17999                       04-2726691
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(State or Other Jurisdiction      (Commission                   (IRS Employer
     of Incorporation             File Number)               Identification No.)


              333 Providence Highway, Norwood, Massachusetts 02062
              ----------------------------------------------------
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (781) 769-4242






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ITEM 5.     OTHER EVENTS

On May 8, 2000, ImmunoGen, Inc. and Genentech, Inc. announced a second collaboration between the two companies. This second collaboration provides Genentech with broad access to ImmunoGen's maytansinoid Tumor-Activated Prodrucg
(TAP) technology for use with proprietary antibodies. The multi-year agreement provides Genentech with a license to utilize ImmunoGen's maytansinoid TAP platform in its antibody product research efforts and an option to obtain exclusive product licenses for a limited number of antigen targets over the agreement's five-year term.

The agreement provides for an up-front technology access fee of $3 million and potential milestone payments--assuming benchmarks are met--of up to nearly $40 million per antigen target, and royalties on net sales of resulting products. Genentech will be responsible for manufacturing, product development and marketing of any products developed through the collaboration; ImmunoGen will be reimbursed for any preclinical materials that it makes under the agreement. The agreement can be renewed for one subsequent three-year period, for an additional technology access fee. Genentech is developing a Herceptin TAP conjugate under a separate, previously announced, agreement with ImmunoGen.


The press release announcing the exclusive license agreement is incorporated herein by reference and filed as exhibit 99.1 hereto.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(C)       Exhibits.

          99.1 The Registrant's Press Release dated May 8, 2000.

















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                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.




                                          ImmunoGen, Inc.
                                          (Registrant)


Date:     May 8, 2000                     /s/Kathleen A. Carroll
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                                          Kathleen A. Carroll
                                          Vice President, Finance and
                                            Administration, and principal
                                            financial officer










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EXHIBIT INDEX


Exhibit                                                             Sequential
Number                             Description                    Page Number(s)

99.1                     The Registrant's Press Release
                         dated May 8, 2000                              5



























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